UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            August 9, 2023

Stride, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11720 Plaza America, 9th Floor, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LRN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 9, 2023, the Board of Directors (the “Board”) of Stride, Inc. (the “Company”) approved and adopted amendments to, and a restatement of, the Company’s Fourth Amended and Restated Bylaws (as so amended and restated, the “Bylaws”).

The amendments revise the advance notice procedural and disclosure requirements contained in the Bylaws to require the stockholder proposing business or nominating directors to provide additional information about the stockholder’s ownership of securities in the Company, and permit the Board to request that such stockholder, or such proposed candidate for nomination as a director, if applicable, furnish additional information that is reasonably requested by the Board, and update and supplement all required information as necessary, so that the information shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof.

The amendments permit the Board, if the facts warrant, to determine, in advance of a meeting, that business shall not be conducted at a meeting because it will not have been properly brought before such meeting in accordance with the Bylaws. Further, the Bylaws prohibit a stockholder from nominating a greater number of director candidates than are subject to election by stockholders at the applicable meeting. Additionally, the Bylaws require candidates for the Board to provide representations regarding such candidate’s intent to serve the entire term, as well as such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Company’s next meeting of stockholders at which directors are to be elected.

The amendments also address the universal proxy rules adopted by the Securities and Exchange Commission, by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees, unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, including applicable notice and solicitation requirements. Further, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, with the white proxy card being reserved for exclusive use by the Board. The amendments also enable the Company to initiate an action against a stockholder to enforce the Company’s existing exclusive forum provisions, should a stockholder sue in another jurisdiction.

The amendments also include certain technical, conforming, modernizing or clarifying changes to the Bylaws.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Fifth Amended and Restated Bylaws of Stride, Inc., dated August 9, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stride, Inc.

Date: August 9, 2023	By:	/s/ Vincent W. Mathis
	Name:	Vincent W. Mathis
	Title:	Executive Vice President, General Counsel and Secretary